Dunes Hotels & Casinos Inc.
                                4600 Northgate Blvd., Suite 130
                                     Sacramento, CA 95834


Barney Kreutzer, President                                     January 26, 2000
USI Corp.
P.O. Box 8244
Wichita, Kansas 67208

     Re:  Letter of Intent for Proposed Acquisition of Series B Preferred Stock

Dear Mr. Kreutzer:

     This letter sets forth the basic terms and conditions under which Dunes Hotels & Casinos Inc. ("Dunes") will be willing to enter into a definitive "Stock Purchase Agreement" with USI Corp. ("USI") to purchase all of the shares, but not less than 3,000 shares, of Series B Preferred Stock of Dunes beneficially owned by USI. Subject to the terms and conditions discussed herein and the definitive Stock Purchase Agreement, the parties intend to complete this acquisition as soon as practicable.

        Stock Purchase Agreement.

     USI shall sell to Dunes, and Dunes shall purchase from USI, all of the shares of Series B Preferred Stock of Dunes beneficially owned by USI, but not less than 3,000 shares, in exchange for restricted shares of common stock of the Dunes valued at $.70 per share.

2.      Valuation.

     For purposes of the Stock Purchase Agreement, the value of the Series B Preferred Stock shall be $275 per share based upon the liquidation value and accrued but unpaid dividends on such shares. A valuation of the Series B Preferred Stock and common stock shall be determined by an independent third party appraiser.

3.      Board Representation.

     Upon the execution of the Stock Purchase Agreement and completion of the transaction thereunder, USI will have the right to select two representatives to the board of directors of Dunes.

4.      Conditions.

     The sale of the Series B Preferred Stock beneficially owned by USI and the purchase of the Series B Preferred Stock by Dunes is subject to the following conditions: a) the parties entering into a definitive Stock Purchase Agreement;
b) an independent third party appraiser confirming the value of the Series B Preferred Stock and common stock and the overall transaction; and c) determination by the U.S. District Court, District of Nevada, No. CV-5-99-1470-PMP (RJJ), that this transaction is not subject to its order of January 5, 2000.


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5.      Fees and Expenses.

        Each party shall pay the legal, accounting, and other fees and expenses incurred by it with respect to the transaction, whether or not closing occurs. Notwithstanding the foregoing, Dunes and USI shall be equally responsible for the fees and expenses related to the independent appraiser.

6.      Confidentiality.

        The existence and content of this letter of intent are strictly confidential and shall not be disclosed by any party without the other party's consent. Notwithstanding the foregoing, Dunes may file a copy of this letter with the United States District Court, District of Nevada if it determines that it will assist the parties to complete the transaction.

7.      Closing Date.

        The parties intend to consummate the share purchase as soon as practicable (the "Closing").

8.      Due Diligence.

        The consummation of the transaction contemplated herein is subject to the satisfactory completion of due diligence by both parties. Dunes agrees to provide USI and its agents and attorneys complete access to Dune's books, records, and personnel (excluding information protected by the attorney-client privilege) for purposes of conducting USI's due diligence investigation. USI agrees that such information provided by Dunes and identified as "confidential" by Dunes will be treated as confidential and that USI will not make use of such information unless the same shall become available to USI through non-confidential means or shall otherwise come into the public domain, and that if this letter of intent shall be terminated without a definitive agreement having been executed, USI will return all such information to Dunes (and all copies thereof) in USI's possession, or will certify to Dunes that all such information which has not been returned has been destroyed.

9.      Definitive Agreement.

        The parties mutually agree to proceed in good faith and use their best efforts towards the negotiation and execution of a definitive Stock Purchase Agreement and other agreements which incorporate the terms set forth herein and which shall contain representations, conditions, covenants, and the like typical in such transactions as contemplated hereby.

10.     Non-binding.

        This letter of intent is intended to be the non-binding expression of the parties' intent concerning the proposed transaction and is merely a guide in the preparation of definitive agreements satisfactory to the parties. Nothing contained herein will be construed to preclude other provisions that are inconsistent with or in addition to the terms contained from being included in any definitive agreement(s), provided such other provisions are satisfactory to the parties. While the parties intend to proceed promptly to complete a definitive agreement(s), it is expressly understood that this is a term sheet and that no liability or obligation of any nature whatsoever, with the

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of any nature  whatsoever,  with the  exception  of Sections 5 and 6 hereof,  is intended to be created between the parties hereto.

11.     Signatures.

        This Agreement may be executed and entered into in several counterparts (including facsimile signatures), each of which shall be deemed to be an original, and all of which shall constitute but one and the same instrument.

                                                   Very truly yours,

                                                   Dunes Hotels & Casinos Inc.

                                               /s/ ED PASQUALE
                                                   ------------------------
                                                   Ed Pasquale, President


The foregoing letter of intent is hereby confirmed:

Dated:  January 28, 2000                           USI Corp.

                                              /s/  BARNEY KREUTZER
                                                   -------------------------
                                                   Barney Kreutzer, President